Exhibit 10.1.1
Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc. has filed an agreement with the North American Portability Management LLC, as successor to Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements. North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below. The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:
•	LNP, LLC (Midwest)

•	Southwest Region Portability Company, LLC

•	Western Region Telephone Number Portability, LLC

•	Southeast Number Portability Administration Company, LLC

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	West Coast Portability Services, LLC

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STATEMENT OF WORK NO. 79
UNDER
CONTRACTOR SERVICES AGREEMENT
FOR
NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE
MANAGEMENT SYSTEM
IMPLEMENTATION OF NANC CHANGE ORDER 442 (PSEUDO LRN)

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REVISION 1 TO STATEMENT OF WORK NO. 79
UNDER
CONTRACTOR SERVICES AGREEMENT
FOR
NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE MANAGEMENT SYSTEM
Implementation of NANC Change Order 442 (Pseudo LRN)
1.	PARTIES
This Revision 1 to Statement of Work No. 79 (this “Statement of Work” or “SOW”) is entered into pursuant to Article 13, and upon execution shall be a part of, the Contractor Services Agreements for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the SOW Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).
2.	EFFECTIVENESS AND SUBSCRIBING CUSTOMERS
This Statement of Work shall be effective as of the last date of execution below (the “SOW Effective Date”), conditioned upon execution by Contractor and Customer on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).
•	Mid-Atlantic Carrier Acquisition Company, LLC

•	LNP, LLC (Midwest)

•	Northeast Carrier Acquisition Company, LLC

•	Southeast Number Portability Administration Company, LLC

•	Southwest Region Portability Company, LLC

•	West Coast Portability Services, LLC

•	Western Region Telephone Number Portability, LLC
The number in the upper left-hand corner refers to this Statement of Work. Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.
3.	CONSIDERATION RECITAL
In consideration of the terms and conditions set forth in this Statement of Work, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

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Contractor and Customer agree as set forth in this Statement of Work.
4.	APPLICABLE DOCUMENTS
The following internal documents are applicable to the Additional Services contemplated under this SOW:

☑	Functional Requirements Specifications
None	Requirements Traceability Matrix
None	System Design
☑	Detailed Design
None	Integration Test Plan
None	System Test Plan
None	NPAC Software Development Process Plan
☑	User Documentation
Effective on the SOW Completion Date (defined below), the term Specifications as used in the Master Agreements shall mean the Specifications as defined therein and as modified and amended pursuant to Statements of Work under the Master Agreements through and including the Software release contemplated by this Statement of Work.
5.	IMPACTS ON MASTER AGREEMENT

None	Master Agreement
☑	Exhibit B Functional Requirements Specification
☑	Exhibit C Interoperable Interface Specification
None	Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit M Software Escrow Agreement
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back Up Plans
None	Gateway Evaluation Process (Article 32 of Master Agreement)
6.	SCOPE OF ADDITIONAL SERVICES
Contractor shall perform the Additional Services set forth herein. The Additional Services under this SOW consist exclusively of the work set forth in this Article 6 (collectively, the “Software Development Work”). The Additional Services under this SOW are an Enhancement to the NPAC/SMS Software as defined in the Master Agreement.

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6.1	Software Development Work
The work necessary to incorporate the Change Order(s) set forth in Section 6.2 below into the NPAC/SMS Software in accordance with the project schedule set forth in Article 8 below shall be referred to collectively as the “Software Development Work.” The Software Development Work associated with the Change Order(s) includes the following activities: requirements definition; system design; coding and unit testing; system integration testing, system and regression testing; program management; quality assurance; configuration control and documentation management, as well as application support, customer support, and system administration support.
6.2	Change Order
The NPAC/SMS Software shall incorporate and provide the functionality of the following change order (“Change Order”) issued by the North American Numbering Council (NANC).
NANC 442 — Pseudo LRN
Change Order NANC 442 mitigates the impact of NPAC record growth on service provider LSMSs and downstream systems caused when other service providers’ internal network management activities result in the creation of SV and pooled block records for telephone numbers that are neither ported nor pooled.
The change order accomplishes this by accommodating use cases where an LRN is not required to route voice traffic to a telephone number, but the provider serving the telephone number requires that an NPAC SV or pooled block record be created in order to display other information associated with the number. Examples of such other information are DPC addresses different from those associated with non-ported numbers within the same NPA-NXX, first and/or last altSPID values, URIs, and information populated in the EULT, EULV, or Billing ID fields. These records may be created for any number of reasons, such as to indicate the subtending service provider or reseller to which the network service provider has allocated the telephone number (for pre-port information purposes or to facilitate subpoena delivery) or to manage future network migration activities that must keep pace with porting and pooling updates.
The change order accommodates these use cases by allowing SV and pooled block records to be established without requiring that all LSMSs receive broadcasts of these records. This is accomplished by the creation of records with 000-000-0000 entered as the LRN value. This pseudo-LRN value indicates to the NPAC that the record thus created is to be broadcast only to those LSMSs that have indicated in their NPAC profiles a desire to receive pseudo-LRN SV or pooled block broadcasts for records created by this SPID.
The ability to receive or create pseudo LRN records is optional. This change order does not impact SOA and/or LSMS systems that do not make use of the pseudo-LRN capability. By allowing service providers to ignore pseudo-LRN records or, if opted-in to the pseudo-LRN capability, to limit broadcasts to those records created by the SPIDs for which pseudo-LRN records are desired, the LSMS operators are able to manage their LSMS record storage requirements. Further, a service provider that has not elected to participate in the pseudo-LRN capability still may query the NPAC for information contained in a pseudo-LRN record, either

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through its LTI or by contacting the NPAC Help Desk, and thus may benefit from the capability without electing to participate in it.
6.3	Backward Compatibility
The Enhancement shall be backward-compatible, such that populating and broadcasting SV data containing Pseudo-LRN records will not be visible to User systems that have not performed the steps necessary to use the functionality afforded by the Enhancement. Because the Enhancement shall be backward-compatible, its mere deployment in the NPAC/SMS will not result in any obligatory changes to SOA or LSMS systems for Users not opting to use their SOA or LSMS for the functionality afforded by the Enhancement.
6.4	Opt-In
A User wishing to modify its SOA system to populate Pseudo-LRN records in the NPAC or to modify its LSMS system to receive broadcasts from the NPAC of any Service Provider’s Pseudo-LRN data shall be required to complete certification procedures, as described in section 6.6, and to update its NPAC profile.
Nothing in this section shall be interpreted to modify a User’s ability to create, modify, delete, or view User Data containing a Pseudo-LRN record. All Users may continue using Low-Tech Interface (LTI), Mass Update Mass Port (MUMP), or NPAC Help Desk to create, modify, delete or to view User Data containing a Pseudo-LRN record, including even those Users that do not update their SOA or LSMS systems to make use of the Enhancement.
6.5	No Impairment
The deployment of the Enhancement in the NPAC/SMS to include the functionality of Change Order 442 and the population of Pseudo LRN in SVs and pooled blocks will at all times be subject to all performance measurements required under the Master Agreement, including all Amendments and Statements of Work issued thereunder, including, without limitation, the Service Level Requirements set forth in Exhibit G to the Master Agreement. Contractor hereby commits to bear the costs of any future upgrades necessary to meet the Service Level Requirements set forth in Exhibit G of the Master Agreement in the event NPAC/SMS performance appears likely to be adversely impacted by TN Porting Events attributable to the Enhancement.
6.6	Reserved
6.7	Large Port Notifications
The planned creation (activation), modification or deletion of large quantities of SV records with Pseudo-LRN values shall be reported to Users in the same manner and under the same circumstances as the planned creation (activation), modification or deletion of large quantities of SV records having conventional LRN values.

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6.8	Relationship of Subscription Version with a Pseudo LRN to Master Agreement
Nothing herein is intended to prevent the creation, modification or deletion of an SV into which a Pseudo LRN value has been populated into the LRN field from being deemed a TN Porting Event, so long as such creation, modification or deletion of an SV meets the criteria set forth in the Master Agreement for a TN Porting Event, including the definition set forth in Exhibit E to the Master Agreement.
An SV containing a Pseudo LRN shall be considered an SV in the NPAC/SMS for all purposes allowed under the Master Agreement. By way of clarification, the immediately foregoing shall mean that nothing herein is intended to prevent an SV into which a Pseudo LRN has been entered from being measured for purposes of determining the National TN Inventory under Section 35.5(a) of the Master Agreement for any purpose, including, but not limited to, determining whether a TN Inventory Adjustment Event under Section 35.5(a) of the Master Agreement has taken place or determining whether a National Ceiling Threshold Event taken place under Section 35.7 of the Master Agreement.
6.9	Monthly Reporting
Beginning the first (1st) month after Acceptance of the Enhancement in all seven (7) Service Areas corresponding to the seven (7) Subscribing Customers set forth in Article 2 above, Contractor shall deliver to Customer a report consisting of the total number of TN Porting Events, distinguished by LNP Type, occurring in the previous calendar month in the Service Area for SVs containing a Pseudo-LRN value.
7.	OUT OF SCOPE SERVICES
This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW shall not be interpreted, implied, or assumed to include any other service(s), including additional or changed services, not specifically described in Article 6 above. Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with Article 13 of the Master Agreement.
8.	PROJECT PHASES
8.1	Phase Descriptions
Contractor shall perform the Additional Services in accordance with the schedule (the “Project Phases”) set forth below.
Table 1 — Project Phases

Phases	Descriptions
Phase 0	Commencement
Phase 1	Development and Internal Testing of Enhancement

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Phases	Descriptions
Phase 2	Enhancement available for Testing on Industry Test Bed
Phase 3	Implementation of Enhancement
Phase 1 — Beginning on Monday, May 31, 2010, Contractor shall undertake all necessary development activities to implement the Enhancement. Contractor shall complete this Phase 1 by August 15, 2010.
Phase 2 — Upon completion of Phase 1, Contractor shall make the Enhancement available for optional regression testing on the industry test bed. The industry test bed also will be available for turn-up testing for Users that wish to modify their SOA/LSMS systems for the Enhancement. Contractor shall maintain availability of the Industry Test Bed for these purposes for two (2) weeks.
Phase 3 — Upon completion of Phase 2, Contractor shall commence the introduction of the Enhancement in production into the Service Areas on the first maintenance window available for installation. Contractor shall introduce the Enhancement in the first Service Area on August 29, 2010, and in the next six (6) Service Areas through September 19, 2010. The date on which the Enhancement is implemented in all regions shall be referred to as the “SOW Completion Date.”
8.2	Acceptance
If not accepted sooner by Customer, the Additional Services shall be deemed to have been accepted (“Acceptance”) upon the absence of written notice from Customer to Contractor identifying Critical Defects (as defined herein) in the Change Order functionality implemented hereunder as of fifteen (15) calendar days after the SOW Completion Date. For purposes of this Section, a “Critical Defect” shall mean any functional defect in the Enhancement to be implemented by the Additional Services hereunder that prevents one or more Users from performing a create, activate, modify or delete of an Active SV. For such a defect to be considered a Critical Defect it must be reproducible and be one for which no acceptable alternative functionality can be identified.
9.	COMPENSATION AND PAYMENT
There is no cost to the Subscribing Customer or the Users in the Subscribing Customer’s Service Area for the performance of the Additional Services set forth herein.
10.	CREDITS
     (a) National Enhancement Credit
Upon Customer’s Acceptance of the Enhancement on behalf of all the Subscribing Customers corresponding with the seven (7) Service Areas set forth in Article 2, and provided that the functionality introduced by NANC Change Order 442, namely the ability to create, modify, and

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delete SVs and blocks with a Pseudo-LRN and for the NPAC/SMS to selectively broadcast such SVs and blocks to participating LSMSs, is available in all seven (7) United States Service Areas administered by Contractor under the several Master Agreements, an aggregate credit (the “National Enhancement Credit”) equal to Five Hundred Thousand Dollars ($500,000) shall be allocated among a number of Service Areas equal to seven (7) (corresponding to the number of Subscribing Customers as of the SOW Effective Date set forth in Article 2 above) in the same manner as the Net National Monthly Aggregate Porting Charge is applied in accordance with Section 35.1 of the Master Agreement. The National Enhancement Credit shall be reflected with the first invoices issued to Allocated Payors in the Service Area, pursuant to Section 35.8 of the Master Agreement, in the month immediately following Customer’s Acceptance of the Enhancement.
     (b) National Quarterly Pseudo LRN Credit
          (i) Measurement, Calculation and Annual Cap
Provided the Enhancement is Accepted in all seven (7) Service Areas corresponding to the seven (7) Subscribing Customers set forth in Article 2 above, Contractor shall for each calendar quarter (each a “Measuring Quarter”), beginning with the Measuring Quarter coinciding with the SOW Effective Date and ending with the last calendar quarter of calendar year 2012, measure the total number of active Subscription Versions (SVs) in all seven (7) United States Service Areas in the NPAC/SMS administered by Contractor under the several Master Agreements, wherein the value “000-000-0000” (the “Pseudo LRN”) is entered as the LRN value in accordance with NANC Change Order 442 (such total number of SVs, the “National Quarterly Pseudo LRN Inventory”). Contractor shall undertake such measurement promptly after the end of the applicable Measuring Quarter. Contractor shall then multiply the National Quarterly Pseudo LRN Inventory by the Pseudo LRN Credit set forth immediately below for each applicable calendar year (such product resulting in the “National Quarterly Pseudo LRN Credit”).

APPLICABLE		ANNUAL CAP OF THE
CALENDAR	PSEUDO LRN	NATIONAL QUARTERLY
YEAR	CREDIT	PSEUDO LRN CREDIT
2010	$0.0083	$1,000,000
2011	$0.0083	$1,500,000
2012	$0.0083	$2,000,000
The calculation of the National Quarterly Pseudo LRN Credit is associated only with SVs containing a Pseudo LRN value, and is not intended to be associated with SVs not containing a Pseudo LRN value in any NPAC.
The aggregate amount of the National Quarterly Pseudo LRN Credit that may be calculated pursuant to Section 10(a)(i) above for each of calendar years 2010, 2011 and 2012 shall not

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exceed the amount of the Annual Cap of the National Quarterly Pseudo LRN Credit set forth in the table above in this Section 10(a)(i) for each Applicable Calendar Year (i.e., 2010, 2011 and 2012), and no amount in excess of the Annual Cap of the National Quarterly Pseudo LRN Credit for the Applicable Calendar pursuant to this Section 10(a)(i) shall be carried forward or applied in any other Applicable Calendar Year. For example, if the first Measuring Quarter for calendar year 2010 coincides with the last calendar quarter for such year, and as a result of Contractor’s measurement on the first day of January, 2011 the total number of SVs as of the last day of December, 2010 results in the calculation of a National Quarterly Pseudo LRN Credit equal to $2,000,000, then the aggregate amount the National Quarterly Pseudo LRN Credit that will be allocated to Allocated Payors in all Service Areas for three Billing Cycles beginning with the December, 2010 invoices (mailed in January, 2011) will equal and not exceed $1,000,000.
          (ii) Timing and Annual Cap
The National Quarterly Pseudo LRN Credit shall be allocated among a number of Service Areas equal to seven (7) (corresponding to the number of Subscribing Customers as of the SOW Effective Date set forth in Article 2 above) in the same manner as the Net National Monthly Aggregate Porting Charge is allocated to the Service Areas in accordance with Section 35.1 of the Master Agreement. The National Quarterly Pseudo LRN Credit shall be ratably reflected, pursuant to Section 35.8 of the Master Agreement, on invoices issued to Allocated Payors in the Service Area over the next three (3) Billing Cycles beginning with the first invoices issued to Allocated Payors in the Service Area associated with the last month of the Measuring Quarter. For example, if as a result of Contractor’s measurement on the first day of April the total number of SVs as of the last day of March results in the calculation of a National Quarterly Pseudo LRN Credit, then one-third (1/3) of the Allocated Payor’s share of the National Quarterly Pseudo LRN Credit will appear in each of the invoices to Allocated Payors for March (mailed in April), April (mailed in May), and May (mailed in June).
     (c) Division, Apportioning, and Invoicing
Each Allocated Payor’s share of the Service Area’s share of the National Enhancement Credit and the National Quarterly Pseudo LRN Credit (the “SOW 79 Credits”) shall be issued in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order, pursuant to Section 6.6(c) of the Master Agreement, and shall be issued solely as a reduction against charges allocable or chargeable to Allocated Payors on invoices issued by Contractor.
If for any Allocated Payor the amount of the SOW 79 Credits issued on an invoice does not apply in full such Allocated Payor’s share of the SOW 79 Credits, then the remaining share of such unapplied SOW 79 Credits allocable to that Allocated Payor shall be issued again on the next monthly invoice, and any subsequent invoices as necessary, of such Allocated Payor in the amount of the lesser of (i) the full amount of the remaining unapplied amount of the SOW 79 Credits allocable to that Allocated Payor or (ii) the full amount of all charges allocable or chargeable to such Allocated Payor, until the share of the SOW 79 Credits allocable to that Allocated Payor is fully issued.

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In no event shall any amount of a share of the SOW 79 Credits that is not fully issued result in a monetary payment of any kind, including, without limitation, as a result of the expiration or termination of any Statement of Work or the Master Agreement, other than the application of such SOW 79 Credits as a reduction against charges allocable or chargeable to Allocated Payors on invoices issued by Contractor.
     (d) Invoice Itemization
The invoices in which each Allocated Payor’s share of the SOW 79 Credits is first issued shall clearly identify and itemize the amount of the SOW 79 Credits, including the amount of the National Quarterly Pseudo LRN Inventory and the share of the National Quarterly Pseudo LRN Credit allocable to the Allocated Payor that is issued on an invoice. Any amount of an Allocated Payor’s share of the SOW 79 Credits that remains after issuance on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of such SOW 79 Credits remaining for application on future invoices. Any such amounts the Allocated Payor’s share of the SOW 79 Credits issued on subsequent invoices shall be clearly identified on such invoice and any subsequent invoices.
     (e) Preservation of Rights of Setoff
Allocated Payors retain their right of set-off against all charges allocable to Allocated Payors on invoices issued by Contractor, including for Contractor’s failure to properly and accurately compute, issue and apply the Allocated Payor’s share of the SOW 79 Credits.
     (f) Condition
The division, apportionment and invoicing of the SOW 79 Credits is conditioned upon the continued availability of the functionality introduced by NANC Change Order 442. If such functionality is not available for any reason (other than a Neustar act or omission) in any calendar month for which the National Quarterly Pseudo LRN Credit (in whole or in part) were available on invoices issued to Allocated Payors to reduce charges allocable or chargeable to Allocated Payors on invoices issued by Contractor, then the SOW 79 Credits shall be suspended, such that it shall not be available to reduce such charges in such invoice. By way of clarification, and not limitation, the suspension of the SOW 79 Credits shall not in any way affect the application in any calendar year of the Annual Cap of the National Quarterly Pseudo LRN Credit under Section 10(b) above.
The SOW 79 Credits shall subsequently be available to Allocated Payors to reduce charges allocable or chargeable to Allocated Payors on invoices issued by Contractor only when the functionality introduced by NANC Change Order 442, namely the ability to create, modify, and delete SVs and blocks with a Pseudo-LRN and for the NPAC/SMS to selectively broadcast such SVs and blocks to participating LSMSs, was available, without interruption, in all United States Service Areas administered by Contractor under the several Master Agreements for a full calendar month.

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11.	Gateway Evaluation Process Waivers
The computation, division, apportioning, issuance, application, and invoicing of any invoices setting forth an Allocated Payor’s share of a National Quarterly Pseudo LRN Credit shall be auditable and included in determining “Reporting” for purposes of Element No. 2, “Billing Timeliness” for purposes of Element No. 7a, and “Billing Accuracy” for purposes of Element No. 7b of the Gateway Evaluation Process as set forth in Article 32 of the Master Agreement only upon the third (3rd) Billing Cycle after its sending; provided that Customer and Contractor have issued an updated GEP Metrics Document as set forth in Article 32 of the Master Agreement. All invoices setting forth an Allocated Payor’s share of the National Quarterly Pseudo LRN Credit issued prior to the date of such Third Billing Cycle shall be deemed satisfied for purposes of Element No. 2, timely for purposes of Element No. 7a, and accurate for purposes of Element No. 7b of the Gateway Evaluation Process. Nothing herein shall preclude Contractor from issuing an adjustment credit to reflect the proper computation, division, apportioning, issuance, application, and invoicing under any one or more invoices issued thereafter in accordance with the updated GEP Metrics Document. For purposes of the GEP, a copy of this SOW shall serve as a waiver letter signed by Contractor and Customer.
12.	MISCELLANEOUS
12.1 Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the SOW Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this. From and after the SOW Effective Date, this Statement of Work shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Statement of Work nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.
12.2 If any provision of this SOW is held invalid or unenforceable the remaining provision of this SOW shall become null and void and be of no further force or effect. If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this SOW or the Master Agreement, this SOW is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this SOW shall be rescinded and of no further force or effect retroactively to the

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Amendment Effective Date. Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this SOW. In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Exhibit E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical Billing Cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.
12.3 This Statement of Work may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
12.4 If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Statement of Work, as modified from time to time.
12.5 This Statement of Work is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted this Statement of Work in its final form.
12.6 This Statement of Work sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.
[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Revision 1 to Statement of Work No. 79:

CONTRACTOR: NeuStar, Inc.
By:	/s/ Bradley D. Smith
Its:	VP Finance & Corporate Controller
Date: March 9, 2011

CUSTOMER: North American Portability Management LLC, as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:	/s/ Melvin Clay
Its:	NAPM LLC Co-Chair
Date: 3/7/2011

By:	/s/ Timothy Decker
Its:	NAPM LLC Co-Chair
Date: 3/8/2011

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